UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2011

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On January 14, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Chesapeake Utilities Corporation (the “Company”) approved the following arrangements for certain executive officers of the Company.

New Employment Agreement with Michael P. McMasters
On January 14, 2011, the Company entered into a new employment agreement with Michael P. McMasters (the “Agreement”). The Agreement supersedes and replaces the previous employment agreement with Mr. McMasters. A copy of the Agreement is being filed as Exhibit 10.1 to this report on Form 8-K.

The Agreement became effective on January 1, 2011. Under the Agreement, Mr. McMasters will serve in the capacity of President and Chief Executive Officer of the Company. The initial term of the Agreement is three years, which automatically extends upon a “change-in-control,” as specifically defined in the Agreement, for two years from the date of such change-in-control. The Agreement also may be renewed for successive one-year terms by action of the Committee unless either the Company or Mr. McMasters notifies the other at least 30 days, but not more than 90 days, prior to the expiration date of the then current term that the Agreement will not be renewed. Mr. McMasters will be paid $350,000 per year as base compensation, with base compensation reviewed annually. Mr. McMasters’ base compensation may be increased or decreased from time to time; provided that decreases may be made only on a good faith basis and with reasonable justification.

Mr. McMasters shall be entitled to participate in all bonus, incentive compensation and performance-based compensation plans; all profit-sharing, savings and retirement benefit plans; all insurance, medical, health and welfare plans; all vacation and other employee fringe benefit plans; and other similar policies, plans or arrangements of the Company, all on a basis that is commensurate with his position and no less favorable than those generally applicable or made available to other executive officers of the Company. Under the Company’s Performance Incentive Plan, Mr. McMasters shall be eligible for a target long-term equity-based incentive award with a value equal to 75 percent of his base compensation, as determined on an annual basis by the Committee in its discretion and in accordance with and subject to the terms of the Company’s Performance Incentive Plan. Under the Company’s Cash Bonus Incentive Plan, Mr. McMasters shall be eligible for a target short-term cash incentive award equal to 40 percent of his base compensation, as determined on an annual basis by the Committee in its discretion and in accordance with and subject to the terms of the Company’s Cash Bonus Incentive Plan. Incentive awards under the Company’s current bonus and incentive plans and any future bonus or incentive compensation arrangement established by the Company are subject to repayment by Mr. McMasters if the award was calculated based upon the achievement of certain financial results or other performance metrics that, in either case, were subsequently found to be materially inaccurate. The right of recovery of payments automatically terminates upon a change-in-control except with respect to any right of recovery that has been asserted prior to such change-in-control.

If the Company terminates or elects to not renew the Agreement at the end of the initial term for any reason other than “cause” as specifically defined in the Agreement or Mr. McMasters’ death, Mr. McMasters is entitled to receive, as severance compensation, payments of his then current monthly base compensation for one year after the termination date. If, during the two year period following a change-in-control transaction, the Agreement is terminated without cause, which includes a termination by Mr. McMasters upon the occurrence of certain events as specified in the Agreement, Mr. McMasters is entitled, in addition to the sum of all accrued but unpaid salary, bonus, vacation pay, expense reimbursements and other amounts due, to severance compensation comprised of: (i) his then current monthly base compensation, multiplied by 36, (ii) an amount equal to the aggregate of the Company’s contributions to the Company’s savings plan for Mr. McMasters that would have been vested at the end of the 36 month period following the termination date if Mr. McMasters had remained employed by the Company for such period, and (iii) an amount equal to three times the average of the annual aggregate benefits awarded under all annual bonus compensation program(s) of the Company in which Mr. McMasters was a participant in each of the three years preceding the calendar year in which the termination date occurred. The severance payment is capped at one dollar less than the amount that would be subject to Internal Revenue Code Section 280G. As a result, no excise tax would be levied nor would there be any loss of tax deductibility to the Company as a result of making the severance payment.

The Agreement also contains covenants effective during the course of employment and upon the termination of the Agreement relating to confidentiality of information, non-solicitation of employees, non-solicitation of customers and other third parties, non-competition, post-termination cooperation, and non-disparagement. The non-solicitation and non-competition covenants shall remain effective for one year following termination of employment, unless, after a change-in-control, Mr. McMasters resigns for reasons related to certain acts of the Company, in which event the covenants remain effective for fifteen months thereafter.

Certain Officer Arrangements
The Company previously entered into a three-year employment agreement with Elaine B. Bittner which renews for successive one-year terms or upon a change-in-control for the shorter of three years from the date of such change-in-control or until she attains the earliest age at which her compulsory retirement is permitted. On January 14, 2011, the Committee approved changes to the terms of Mrs. Bittner’s employment in connection with her promotion to Vice President of Strategic Development. Mrs. Bittner (i) will be paid $185,000 per year as base compensation, (ii) shall be eligible, on an annual basis, for a long-term incentive award equal to 3,200 shares of the Company’s common stock under the Company’s Performance Incentive Plan, and (iii) shall be eligible, on an annual basis, for a minimum cash bonus award equal to 25 percent of her base compensation under the Company’s Cash Bonus Incentive Plan. If the Company terminates Mrs. Bittner’s employment agreement or elects to not renew the Agreement at the end of the initial term, for any reason other than “cause” as specifically defined in the Agreement or Mrs. Bittner’s death, Mrs. Bittner is entitled to, as severance compensation, payments of her then current monthly base compensation for one year after the termination date. If, after a change-in-control transaction, Mrs. Bittner’s employment agreement is terminated without cause, which, after a change-in-control, includes a termination by Mrs. Bittner upon the occurrence of certain events as specified in the Agreement, Mrs. Bittner is entitled, in addition to the sum of all accrued but unpaid salary, bonus, vacation pay, expense reimbursements and other amounts due, to severance compensation comprised of: (i) her then current monthly base compensation, multiplied by 24, (ii) an amount equal to the present value of the additional benefits that would have been paid to Mrs. Bittner under the Company’s retirement plans if she had continued to be employed for the 24 month period after the termination date, (iii) an amount equal to the aggregate of the Company’s contributions to the Company’s savings plan for Mrs. Bittner that would have been vested at the end of the 24 month period following the termination date if Mrs. Bittner had remained employed by the Company for such period, and (iv) an amount equal to two times the average of the annual aggregate benefits awarded under all bonus, incentive compensation or performance-based compensation programs of the Company in which Mrs. Bittner was a participant in each of the three years preceding the calendar year in which the termination date occurred. The severance payment is capped at one dollar less than the amount that would be subject to Internal Revenue Code Section 280G. As a result, no excise tax would be levied nor would there be any loss of tax deductibility to the Company as a result of making the severance payment.

Mrs. Bittner’s employment agreement also contains covenants effective during the course of employment and upon the termination of the employment agreement relating to confidentiality of information, non-solicitation of employees, non-solicitation of customers and other third parties, non-competition, post-termination cooperation, and non-disparagement. The non-solicitation and non-competition covenants shall remain effective for one year following termination of employment, unless, after a change-in-control, Mrs. Bittner resigns for reasons related to certain acts of the Company, in which event the covenants remain effective for fifteen months thereafter.

2011 Cash Incentive Awards
Under the Company’s Cash Bonus Incentive Plan, the Committee approved performance targets and target cash incentive awards for certain executive officers of the Company. The target cash incentive award opportunities, measured as a percentage of base salary, are as follows: Mr. McMasters – 40 percent; Mr. Thompson – 25 percent; Mrs. Cooper — 25 percent; Mr. Cummiskey – 30 percent; and Mrs. Bittner – 25 percent. The approved performance targets, which vary according to the applicable executive officer, are based on the following performance criteria: (1) earnings per share, (2) pre-tax, pre-interest return on average investment for the utility operations, (3) pre-tax, pre-interest operating income for the natural gas marketing operations, Delmarva propane operations, and the propane wholesale marketing operations, and (4) individual goals. The Committee set the payout opportunity for the 2011 cash incentive awards for all executive officers except Mr. Cummiskey at a minimum of 0 percent, threshold of 50 percent, target of 100 percent, and maximum of 125 percent of the target incentive award. For Mr. Cummiskey, the Committee set the payout opportunity for the 2011 cash incentive award at a minimum of 0 percent, threshold of 50 percent, target of 100 percent, and maximum of 200 percent of the target incentive award. The amount of each executive officer’s cash bonus for 2011 will vary depending on the extent to which the applicable performance targets are achieved.

Performance Incentive Awards
Pursuant to its authority under the Company’s Performance Incentive Plan, the Committee approved long-term incentive awards to Messrs. McMasters, Thompson and Cummiskey and Mmes. Cooper and Bittner. The award grant to each above-named executive officer will cover the three-year award period from January 1, 2011 through December 31, 2013 (“2011-2013 Performance Period”). The Committee established Mr. McMasters’ target award of $260,000 to be paid in shares of the Company’s common stock, if earned, based on the grant date fair value of $40.78 per share. Accordingly, the target shares Mr. McMasters can earn for the 2011-2013 Performance Period are 6,375 shares. The Committee also established the following target equity-based awards for the 2011-2013 Performance Period: Mr. Thompson — 4,000 shares; Mrs. Cooper — 4,000 shares; Mr. Cummiskey — 3,200 shares; and Mrs. Bittner — 3,200 shares. The Committee set the payout opportunity for these awards at a minimum of 0 percent, threshold of 50 percent, target of 100 percent and maximum of 150 percent of the target incentive award. The awards granted for the 2011-2013 Performance Period are pursuant and subject to the terms of Performance Share Agreements executed by the Company and each of the executive officers. A form of Performance Share Agreement for the 2011-2013 Performance Period is being filed as Exhibit 10.2 to this report on Form 8-K.

To earn these equity-based awards, the Company’s performance is evaluated against three pre-established performance metrics. These metrics consider: (1) total shareholder return, defined as the cumulative total return to shareholders for the respective performance period (“Shareholder Value”), (2) growth in long-term earnings, defined as the growth in total capital expenditures as a percentage of total capitalization for the respective performance period (“Growth”) and (3) earnings performance, defined as average return on equity (“RoE”) for the respective performance period.  Both the Shareholder Value and the Growth performance metrics will be compared to the same metrics of the peer group for the respective Performance Period and awards will be determined according to the Company’s ranking among these peers.  For the 2011-2013 Performance Period and thereafter, to measure the Shareholder Value component, the Committee will utilize a 60-day moving average stock price at the beginning and end of the performance period. The peer group consists of the following gas utility companies: AGL Resources, Inc., Atmos Energy Corp., Delta Natural Gas Company, Inc., Laclede Group, Inc., New Jersey Resources Corporation, Northwest Natural Gas Company, Piedmont Natural Gas Company, Inc., RGC Resources, Inc., South Jersey Industries, Inc., and WGL Holdings, Inc. For the average RoE performance metric, the Company’s performance will be compared to pre-determined RoE thresholds established by the Committee based upon the actual average RoE.The remaining terms of these awards are materially consistent with previously disclosed terms.

As a result of Mr. McMasters’ promotion to President and Chief Executive Officer, effective January 1, 2011, the Committee approved an additional target equity-based award of 2,000 shares for the two-year award period from January 1, 2011 through December 31, 2012 (“2011-2012 Performance Period”). The Committee set the payout opportunity for the award at a minimum of 0 percent, threshold of 50 percent, target of 100 percent, and maximum of 125 percent of the target incentive award. This transitional award supplements the two target equity-based awards of 5,500 shares granted to Mr. McMasters on January 7, 2009 and January 6, 2010 for the three-year award periods from January 1, 2009 through December 31, 2011 (“2009-2011 Performance Period”) and January 1, 2010 through December 31, 2012 (“2010-2012 Performance Period”). Mr. McMasters’ target equity-based awards granted under the 2009-2011 and 2010-2012 Performance Periods are disclosed in the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on March 31, 2010. To transition Mrs. Bittner’s participation into the long-term incentive program, the Committee approved a target equity-based award of 6,400 shares for the two-year award period for the 2011-2012 Performance Period. This transitional award represents twice the normal award level of shares. The Committee set the payout opportunity for the 2011-2012 Performance Period at a minimum of 0 percent, threshold of 50 percent, target of 100 percent, and maximum of 125 percent of the target incentive award. For these transitional awards to Mr. McMasters and Mrs. Bittner, the metrics and peer group against which the Company’s performance will be benchmarked are the same as those awards granted for the 2010-2012 Performance Period, except for the performance period being for two years as opposed to three years.

The terms of the Performance Incentive Plan are fully described in the Company’s Proxy Statement dated March 28, 2005 (the “2005 Proxy Statement”). The 2005 Proxy Statement, with a copy of the Performance Incentive Plan attached as Exhibit B thereto, was filed with the SEC on April 5, 2005. The Cash Bonus Incentive Plan was adopted by the Company on January 1, 2005, and was included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 16, 2005. Awards under the Performance Incentive Plan are granted to the executive officers pursuant and subject to the terms of Performance Share Agreements executed by the Company and each of the executive officers.

Item 9.01 Exhibits.

Exhibit 10.1	Executive Employment Agreement dated January 14, 2011, by and between Chesapeake Utilities Corporation and Michael P. McMasters
Exhibit 10.2
Form of Performance Share Agreement effective January 14, 2011 for the period 2011 to 2013, pursuant to Chesapeake Utilities
Corporation Performance Incentive Plan by and between Chesapeake
Utilities Corporation and each of Michael P. McMasters, Beth W.
Cooper, Stephen C. Thompson, Joseph Cummiskey and Elaine B.
Bittner

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

January 21, 2011	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement dated January 14, 2011, by and between Chesapeake Utilities Corporation and Michael P. McMasters
10.2	Form of Performance Share Agreement effective January 14, 2011 for the period 2011 to 2013, pursuant to Chesapeake Utilities Corporation Performance Incentive Plan by and between Chesapeake Utilities Corporation and each of Michael P. McMasters, Beth W. Cooper, Stephen C. Thompson, Joseph Cummiskey and Elaine B. Bittner